Exhibit 10.68
Employee Form

RUBIO’S RESTAURANTS, INC.
2006 EXECUTIVE INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), dated ‹GRANT DATE› between Rubio’s Restaurants, Inc., a Delaware corporation (the "Company"), and ‹EMPNO›‹NAME› (the "Employee"), is entered into as follows:

WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company's continued growth; and

WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company and to assure his or her continued commitment to the success of the Company, the Compensation Committee of the Board of Directors of the Company or its delegates (the"Committee") has determined that the Employee shall be granted the right to receive shares of Company common stock (the “Stock”) on the vesting date(s) described below. Prior to delivery, the right to receive such stock shall be represented herein by stock units ("Stock Units"), with each Stock Unit representing the right to receive one share of Stock, subject to the restrictions stated below and in accordance with the terms and conditions of the Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan (the "Plan"), a copy of which can be found on the Company’s website at: https://____________, or by written or telephonic request to the Plan Administrator.

THEREFORE, the parties agree as follows:

1.    Grant of Stock Units. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee Stock Units covering ‹SHARES› shares of Stock (the "Shares").

2.    Vesting Schedule. Provided the Employee does not experience a termination of employment for any reason during the following vesting term (the “Vesting Term”), the interest of the Employee in the Stock Units shall vest as follows: ‹INSERT VESTING PROVISION HERE›. In the event the Employee has not met the vesting requirements by [INSERT VESTING TERMINATION DATE], the interest of the Employee in the Stock Units shall be forfeited on that date. [Notwithstanding anything in this Section 2 to the contrary, in the event of (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or any employee benefit plan of the Company or any of its subsidiaries or any entity holding shares for or pursuant to the terms of any such plan), of beneficial ownership (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchanges Act of 1934) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or (ii) a Corporate Transaction, as defined in the Company’s 1999 Stock Incentive Plan (the “1999 Plan”), the interest of the Employee in all of the Stock Units shall vest immediately upon the completion of the acquisition of the requisite percentage of securities or upon the effective date of the Corporate Transaction to the extent not theretofore vested.]

3.    Benefit Upon Vesting. Unless otherwise determined by the Administrator, upon the vesting of the Stock Units, the Employee shall be entitled to receive, as soon as administratively practicable, the Shares and a dividend equivalent payment equal to the sum of the amount(s) determined as follows:

(a) multiplying the number of vested Stock Units by the dividend per share of Stock on each dividend payment date between the date hereof and the vesting date to determine the dividend equivalent amount for each dividend payment date; and

(b) dividing the amount determined in clause (a) above by the fair market value of a share of Stock on the date of such dividend payment to determine the number of additional Stock Units to be credited to the Employee;

provided, however, that if the aggregate of all such dividend equivalent amounts results in the payment of a fractional share, such fractional share shall be rounded down to the nearest whole share, and provided, further, that the Company may pay such dividend equivalent amount(s) in cash at its sole discretion.

4.    Restrictions.

(a) Except as otherwise provided for in this Agreement, the Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the extent permitted by the Plan, the 1999 Plan, or other equity plan, to the extent the Shares are payable from such plan(s).

(b) Except as otherwise provided for in this Agreement, if the Employee's employment with the Company is terminated at any time for any reason (other than the Employee's death or Permanent Disability, as defined in the 1999 Plan) prior to the expiration of the Vesting Term, all Stock Units granted hereunder that have not vested by such date and that are held by the Employee as of such date shall be forfeited by, and no further rights hereunder shall accrue to, the Employee. In the event of the Employee’s death or Permanent Disability prior to the expiration of the Vesting Term, the interest of the Employee in the Stock Units shall vest on a pro rata basis based upon the services rendered during the Vesting Term.

5.    No Stockholder Rights. Stock Units represent hypothetical shares of Stock. During the Vesting Term, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders.

6.    Taxes.

(a) The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock Units hereunder. In the event that the Company or the Employer is required to withhold taxes as a result of the grant or vesting of Stock Units, or subsequent sale of Stock acquired pursuant to such Stock Units, or due upon receipt of dividend equivalent payments, the Employee shall make a cash payment to the Company, or, if permitted by the Plan Administrator, the Employee shall surrender a sufficient number of whole shares of such Stock as necessary to cover all applicable required withholding taxes and social security contributions at the time the restrictions on the Stock Units lapse, unless alternative procedures for such payment are established by the Company. The Employee will receive a cash refund for any fraction of a surrendered share not necessary for required withholding taxes and required social security contributions. To the extent that any surrender of Stock or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company, and its Subsidiaries and Affiliates, which are qualified to deduct tax at the source, to deduct all applicable required withholding taxes and social security contributions from the Employee's compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b) Regardless of any action the Company or the Employee's employer (the "Employer") takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee's responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock Units, including the grant and vesting of Stock Units, subsequent payment of Stock and/or cash related to such Stock Units or the subsequent sale of any Stock acquired pursuant to such Stock Units and receipt of any dividend equivalent payments; and (ii) do not commit to structure the terms or any aspect of this grant of Stock Units to reduce or eliminate the Employee's liability for Tax-Related Items. The Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Employee's participation in the Plan or the Employee's receipt of Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items.

7.    Data Privacy Consent. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that the Company and its Subsidiaries and Affiliates and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. The Employee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting the Plan Administrator. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any Stock acquired under the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local Plan Administrator in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that he or she may contact the Plan Administrator at the Company.

8.    Plan Information. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Plan Administrator.

9.    Acknowledgment and Waiver. By accepting this grant of Stock Units, the Employee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b) the grant of Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock or Stock Units, or benefits in lieu of Stock or Stock Units, even if Stock or Stock Units have been granted repeatedly in the past;

(c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d) the Employee's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e) the Employee is participating voluntarily in the Plan;

(f) unless otherwise provided in an employment agreement, stock unit, stock unit grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Employee's employment contract, if any;

(g) Stock Units, Stock Unit grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h) the future value of the Shares is unknown, may increase or decrease from the date of grant or vesting of the Stock Unit and cannot be predicted with certainty;

(i) in consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from termination of the Employee's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

(j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee's employment (whether or not in breach of local labor laws), the Employee's right to receive benefits under this Agreement, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); and the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of this Agreement.

10.	Miscellaneous.

(a) The Company shall not be required to treat as the owner of Stock Units, and associated benefits hereunder, any transferee to whom such Stock Units or benefits shall have been so transferred in violation of this Agreement.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his or her address then on file with the Company.

(d) If any change is made to the Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration or any extraordinary dividend paid in cash or other property, appropriate equitable proportionate adjustments shall be made by the Plan Administrator to the securities issuable under this Agreement, including changes to the number of shares issuable, price, if any, to be paid and other appropriate adjustments. Such adjustments are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under this Agreement. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

(e) The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company and the Employee. This Agreement is governed by the laws of the State of Delaware. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this contract are contained in the Plan.

(f) If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(g) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement on the date first above written.

Rubio’s Restaurants, Inc.

By:
Name:
Title:

Employee

Name:

RETAIN THIS AGREEMENT FOR YOUR RECORDS.